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                                                                   Exhibit 10.33

                   FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT

         THIS FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT ("First Amendment") is made effective as of November 8, 1996, by and between AGRICULTURAL PRODUCTS, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                    RECITALS

         A. Borrower is currently indebted to Bank pursuant to the terns and conditions of that certain Reimbursement Agreement dated as of December l, 1991 ("Agreement"). Unless otherwise indicated, all capitalized terms contained herein shall have the same meanings as set forth in the Agreement.

         B. Earlier this year Union Bank ("UB") and The Bank of California, N.A. ("BOC") engaged in a corporate reorganization and Bank is the entity resulting therefrom.

         C. Pursuant to the Agreement and in connection with the issuance by the California Statewide Communities Development Authority of its Weekly Adjustable/Fixed Rate Revenue Bonds, Series 1991 (Agricultural Products, Inc. Project) in the original principal amount of $1,500,000 (which issuance was part of a composite issuance), on December 12,1991, UB issued its irrevocable direct-pay Letter of Credit No. 276/171394 ("Letter of Credit") for the account of Borrower and other account parties in favor of Trustee, supporting in part the obligations of Borrower under its Loan Agreement with Issuer (pursuant to which Bond proceeds were loaned to Borrower). The Letter of Credit is scheduled to expire on December 12, 1996.

         D. As a condition precedent to issuing its Letter of Credit, UB required that Borrower cause a financial institution satisfactory to UB to issue in favor of UB a standby letter of credit supporting Borrower's obligations under the Agreement. In order to satisfy this condition, Borrower caused BOC to issue its Irrevocable Standby Letter of Credit No. I-20487 in favor of UB on December 12, 1991 ("Standby Letter of Credit"). In connection with the issuance of the Standby Letter of Credit, Borrower and BOC entered into a Standby Reimbursement Agreement dated December 1, 1991 (as amended from time to time, the "Standby Agreement"). The obligations of Borrower under the Standby Agreement are secured by that certain Deed of Trust (And Assignment of Leases and Rents, Assignment for Security Purposes of Construction Contract and Plans and Specifications, Security Agreement and Fixture Filing) by Borrower, as Trustor, to The Sansome Corporation, as Trustee, for the benefit of BOC, as Beneficiary, dated December 6, 1991 and recorded on December 11, 1991 as Instrument No. 466769 in the Official Records of San Bernardino County, California ("Deed of Trust"), covering the property described therein ("Property").

         E. Subject to the satisfaction of the conditions precedent set forth herein, Bank has agreed to extend the expiration date of the Letter of Credit. In addition, because of the corporate reorganization of UB and BOC, the parties have agreed that the Standby Letter of Credit is no





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longer required, that the Deed of Trust shall secure directly Borrower's obligations under the Agreement, as amended hereby, and that the Agreement be amended to include various terms, conditions and covenants previously included in the Standby Agreement.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

         1. RECITALS. The parties hereby confirm the accuracy of the foregoing Recitals.

         2. TERMINATION OF STANDBY LETTER OF CREDIT. Subject to the terms and conditions hereof, the Standby Letter of Credit shall be terminated and all references to the "Standby Letter of Credit" and the "Standby Bank" contained in the Agreement, including without limitation the provisions of Section 4, subsections 7(i), (l) and (m), subsection 8(a)(ix) and the last sentence of subsection 8(b) of the Agreement, are hereby deleted in their entirety.

         3. MODIFICATION OF DEED OF TRUST. Borrower hereby agrees that concurrently herewith, Borrower shall deliver to Bank a Modification to Deed of Trust ("D/T Modification") in recordable form and substance satisfactory to Bank, which D/T Modification shall provide, in part, that the Deed of Trust is modified to secure all of Borrower's obligations to Bank under the Agreement, as amended by this First Amendment and as may be further amended, modified, supplemented or restated from time to time.

         4. SINKING FUND ACCOUNT AND PAYMENTS. On or before the first day of each calendar month after the date hereof to and including November l, 1999, Borrower shall deposit into an interest-bearing deposit account at the Bank (the "Sinking Fund Account") the sum of $1,667 per month, and, thereafter, on the first day of each calendar month beginning December l, 1999, until the expiration or cancellation of the Letter of Credit, Borrower shall deposit into the Sinking Fund Account the sum of $2,083 per month. All sums deposited in the Sinking Fund Account, together with all interest earned thereon, are hereby pledged and assigned to Bank pursuant to the Deed of Trust as additional security for Borrower's performance of its obligations under the Agreement, as amended by this First Amendment and as may be further amended, modified, supplemented or restated from time to time, and shall not be available to Borrower during the term of the Agreement for any other purpose. Upon Bank's honoring of a "B Drawing" under Annex B to the Letter of Credit with respect to any scheduled Sinking Fund Installment (as defined in and pursuant to Item 9 of Annex A to the Indenture), Bank shall at Borrower's request use funds in the Sinking Fund Account (to the extent sufficient funds are available) to remit to Bank a sum equal to the amount of such Sinking Fund Installment so paid. In addition, funds in the Sinking Fund Account may be applied at Borrower's request to any Bank fees due and payable in accordance herewith. The balance of funds in the Sinking Fund Account shall remain on deposit therein until the termination of the Agreement, subject to the terms and conditions hereof.

         5. FEES. In addition to any other fees payable under the Agreement, Borrower agrees that it shall pay to Bank a renewal fee, payable concurrently herewith, in an amount equal to three-eighths of one percent (.375%) of Borrower's share of the Stated Amount of the Letter of





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Credit as of the date hereof.  Furthermore, from and after the date that the conditions precedent set forth in subsection 7(e) below have been satisfied, "Borrower's Fee Percentage", as set forth as Item 8 of Schedule A to the Agreement and referenced in subsection 2(b)(i) of the Agreement, shall be equal to one and one-eighth percent (1.125%) rather than one-quarter of one percent (.25%) and Schedule A is hereby amended accordingly. Subsection 2(b)(ii) of the Agreement is hereby deleted.

         6.      ADDITIONAL PROVISIONS TO AGREEMENT.

                 a. Additional Definitions. The following additional definitions are hereby added to Section 17 of the Agreement:

                          "Affiliate" means any Person which directly or
                 indirectly controls, is controlled by, or is under common control with, Borrower, including, but not limited to, any Subsidiary. "Control" "controlled by" and "under common control with" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event, any Person or affiliated group which owns directly or indirectly five percent or more of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation

                          "Current Long-Term Debt" means the current portion of
                 any long-term debt and long-term capital lease obligations owing to Bank under this Agreement or to any Person under any other debt incurred by Borrower, including, without limitation, scheduled principal payments becoming due and payable during the next twelve (12) full calendar months.

                          "Debt Coverage Ratio" means the quotient obtained by
                 dividing Net Cash Income by Current Long-Term Debt.

                          "Deed of Trust" and "Property" have the meanings
                 assigned to them in Recital D above.

                          "ERISA" means the Employee Retirement Income Security
                 Act of 1974, as amended from time to time.

                          "GAAP" means generally accepted accounting principles
                 and practices consistently applied.

                          "Governmental Authority" means any governmental or
                 regulatory body having jurisdiction over Borrower, the Project or the Property.

                          "Hazardous Material" means any hazardous or toxic
                 substance, material or waste which is or becomes regulated by any local Governmental Authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is





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                 (i) defined as a "hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under
                 Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory, (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum or any volatile derivative of petroleum, (vi) asbestos, (vii) listed under Article Nine or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C.
                 Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

                          "Lien" means any mortgage, pledge, security interest,
                 encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or any agreement to give any financing agreement under the Uniform Commercial Code of any jurisdiction).

                          "Net Cash Income" means Borrower's Net Profit for the
                 four (4) preceding full fiscal quarters of Borrower, plus the amount of any depreciation and other non-cash items deducted to determine such Net Profit in accordance with GAAP, less the amount of any dividends and distributions paid by Borrower to any Person during such period.

                          "Net Profit" means the net income of Borrower after
                 taxes for any financial reporting period determined in accordance with GAAP.

                          "PBGC" means the Pension Benefit Guaranty Corporation
                 or any successor thereto.

                          "Plan" means any employee benefit pension plan subject
                 to Title IV of ERISA and maintained by Borrower or any such plan to which Borrower is required to contribute on behalf of any of its employees.

                          "Related Documents" means this Agreement, the Letter
                 of Credit, the Deed of Trust, the Bonds, the Indenture, the Loan Agreement and any other agreements





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                 or instruments relating to or executed pursuant to or in
                 connection with any of the foregoing instruments and agreements. This definition supersedes the definition of "Related Documents" contained in the Agreement.

                          "Related Person" means any officer, employee,
                 director, shareholder and Affiliate of Borrower and any officer, employee, director and shareholder of any Affiliate, or a relative of any of them.

                          "Reportable Event" means a reportable event as
                 defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

                          "Tangible Net Worth" means the net book value of (a)
                 all Borrower's assets, exclusive of intangibles, and loans to and notes receivable from Related Persons, minus (b) all Borrower's liabilities determined in accordance with GAAP.

                          "Termination Event" means (i) a Reportable Event
                 described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under
                 Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 b. Additional Representations and Warranties. All representations and warranties contained in the Agreement are continuing and shall be true and correct as of each draw under the Letter of Credit. The following new subsections (l) through (p) are hereby added to Section 6 of the Agreement:

                          "(l)    It is the intention of Borrower that the
                 interest on the Bonds be excluded from the gross income of the holders thereof (other than "substantial users," or "Related persons" of substantial users, as such terms are defined in
                 Section 144(a)(3) of the Internal Revenue Code of 1986, as amended from time to time) for Federal income tax purposes.
                 To that end, Borrower represents to the Bank that it has not taken any action, and knows of no action that any other person has taken, which would cause interest on the Bonds to be included in the gross income of the recipients thereof. Borrower warrants that it will not take any action or omit to take any action which, if taken or omitted, would cause interest on the Bonds to be included in the gross income of the holders thereof (other than "substantial users," or "Related persons" of substantial users, as such terms are defined in Section 144(a)(3) of the Internal Revenue Code of 1986, as amended from time to time) for Federal income tax purposes;





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                          (m)     No Reportable Event has occurred and is
                 continuing with respect to any Plan, and no Termination Event has occurred and is continuing with respect to any Plan Schedule B (Actuarial Information) to the 1987 annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Bank, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status. Neither Borrower nor any of its Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan;

                          (n) Borrower has filed or caused to be filed all tax returns which to the knowledge of Borrower are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, except for returns which have been appropriately extended, and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of Borrower, and no tax liens have been filed;

                          (o) Borrower enjoys peaceful and undisturbed possession under all leases under which it operates, subject to subleases in the ordinary course of business, and all of such leases are valid and subsisting and are in full force and effect. There is no default on the part of Borrower existing under any of such leases, and none of such leases contains any unusually or burdensome provision which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect Borrower's right of occupancy and to continue its operations under such lease; and

                          (p) No "Event of Default" or "Default" as defined in this Agreement or any Related Document has occurred and is continuing."

                 c. Additional Covenants. Subsections 7(a)(i) and (ii) of the Agreement are hereby deleted and the following new subsections
         (o) through (dd) are hereby added to Section 7 of the Agreement:

                          "(o)    Borrower will deliver to the Bank, in form
                 and detail satisfactory to the Bank, the following information, which Borrower represents will be accurate and complete in all respects:

                                  (i)      Within 90 days of Borrower's fiscal
                          year-end, the annual financial statements of Calnetics Corporation, a California corporation and the corporate parent of Borrower ("Calnetics") and its subsidiaries. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") reasonably acceptable to the Bank.






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                 The statements shall be prepared on a consolidated basis.
                 Neither Calnetics nor Borrower shall change their current fiscal year-ends without the prior written consent of the Bank, except that Borrower may alter its fiscal year- end to conform with the fiscal year-end of Calnetics.

                                  (ii) Within 45 days after the end of each fiscal quarter, the unaudited quarterly financial statements of Calnetics and its subsidiaries prepared by Calnetics and attested to by a responsible officer of Calnetics as being complete and correct and fairly presenting the financial condition and results of operations of such entities. These statements shall be prepared on a consolidated and consolidating basis.

                          (p)     Borrower shall:

                                  (i)      Maintain at all times a ratio of
                          cash and cash equivalents plus trade receivables to current liabilities of not less than 1.0 to 1.0;

                                  (ii)     Maintain a Debt Coverage Ratio of
                          1.05, monitored on an annual basis; and

                                  (iii)    Achieve Net Profits of greater than
                          zero for each financial reporting year.

                          (q)     Borrower will pay and discharge all
                 indebtedness, liens, charges, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any assets and properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien upon any of its properties, including the Project; provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim, which is being contested in good faith and by appropriate proceedings, if it makes adequate provision for payment thereof, satisfactory to the Bank, in the event it should lose such contest.

                          (r) Borrower will preserve and maintain its existence, rights, franchises and privileges necessary or desirable in the normal conduct of its business as contemplated and as presently conducted.

                          (s) Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction, the terms of any indenture, contract or other instrument to which it is a party or under which it or its properties may be bound, non-compliance with which could materially adversely affect
                 (a) Borrower's business, properties, condition (financial or otherwise) or operations, (b) Borrower's ability to perform its obligations under this Agreement or any of the Related Documents to which it is or is to be a party, or (c) Borrower's ability to construct, own or operate the Project, unless the same is being contested in good faith and by appropriate proceedings and Borrower






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                 makes adequate provision for payment thereof, satisfactory to the Bank, in the event it should lose such contest

                          (t)     Borrower shall not amend, modify or
                 terminate, or agree to amend, modify or terminate any Bond or any Related Document.

                          (u) Except as otherwise provided herein, Borrower shall not be indebted or suffer for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other person, except:

                                  (i)      The acquisition of supplies or
                          inventory on normal trade credit;

                                  (ii)     The endorsement of negotiable
                          instruments for deposit or collection in the ordinary course of Borrower's business;

                                  (iii)    The indebtedness of Borrower under
                          this Agreement;

                                  (iv)     Indebtedness which has been
                          disclosed to Bank in writing prior to the date of the First Amendment to this Agreement and which has not been disapproved by Bank, including without limitation the promissory notes and mortgages in favor of First Union Bank of Florida with respect to that certain real property known as 3855 and 3857 W. Lake Hamilton Drive, Winter Haven, Florida, which, in the aggregate shall not exceed $350,000; and

                                  (v)      Indebtedness to Bank of America
                          National Trust & Savings Association ("Bank of America") as described in that certain Intercreditor Agreement between the Bank and Bank of America dated June 20, 1994 ("Intercreditor Agreement"), regarding collateral provided to Bank and Bank of America by Borrower and its Affiliates.

                          (v) Borrower shall not create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except:

                                  (i)      Involuntary Liens which, in the
                          aggregate, would not have a material adverse effect on Borrower's financial condition or business;

                                  (ii)     Liens for current taxes or other
                          governmental assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

                                  (iii)    Liens in favor of Bank;




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                                  (iv)     The security interests created by
                          any Related Document;

                                  (v)      Exceptions referred to in the Title
                          Policy as approved by the Bank;

                                  (vi)     Liens which have been disclosed to
                          Bank in writing prior to the date of the First Amendment to this Agreement and have not been disapproved by Bank, including without limitation the mortgages referred to in subsection (u)(iv) above; and

                                  (vii) Liens in favor of Bank of America as described in the Intercreditor Agreement.

                          (w)     Without the prior written consent of Bank:
                 Borrower shall not change its name; liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination; issue, redeem, purchase, retire or otherwise acquire any shares of any class of capital stock of Borrower or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing; reorganize, reclassify or recapitalize its capital stock.

                          (x) Borrower shall not sell its accounts, contract rights or receivables pertaining to its business, or sell, lease, abandon or otherwise dispose of, directly or indirectly, its assets or properties except in the ordinary course of business.

                          (y) Borrower shall not directly or indirectly: pay any dividends or make any other distributions on account of any ownership interest in Borrower or set apart any sum for such purpose; or redeem, retire, purchase or otherwise acquire beneficially any ownership interest or subordinated Indebtedness of Borrower now or hereafter outstanding, or set apart any sum for any such purpose.

                          (z) Borrower shall not make or suffer to exist any loans, advances or investments, except:

                                  (i) Bank accounts in the ordinary course of Borrower's business;

                                  (ii)     Accounts receivable in the ordinary
                          course of Borrower's business;

                                  (iii) Investments in domestic certificates of deposit issued by, and other deposit investments with, financial institutions organized under the laws of the United States or a state thereof, maintaining capital of at least $100 million and a rating of at least Aa by Moody's or any successor rating agency;









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                                  (iv)     Investments in short-term marketable
                          obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

                                  (v)      Securities of the United States
                          Government; and

                                  (vi)     Temporary advances to cover
                          incidental expenses to be incurred in the ordinary course of business.

                          (aa) Borrower shall net prepay, or permit the prepayment of, any debt subordinated to Borrower's indebtedness to Bank except as expressly provided in any subordination agreements executed by the Bank and Borrower's creditor.

                          (bb) Borrower shall not take any of the following actions without the Bank's prior written consent, which consent the Bank may grant or withhold in its sole and subjective discretion:

                                  (i)      make any prepayment of amounts due
                          to the Trustee under the Loan Agreement for optional redemption of Bonds pursuant to Sections 4.01(2) or 4.01(6) of the Indenture; provided, that such prepayment shall be permitted so long as Borrower shall not be in violation of any covenants contained in this Agreement after making such prepayment; or

                                  (ii)     use or allow the use of excess net
                          insurance or condemnation proceeds remaining after the completion of any restoration or repair work to be applied to the payment of principal of or interest on the Bonds pursuant to Section 6.2(a) of the Loan Agreement.

                          (cc) Borrower shall not directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Persons than would have been obtainable in "arms' length" dealings.

                          (dd) Borrower shall not conduct any business other than the business Borrower conducts as of the Date of Issuance."

                 d. Additional Events of Default. The following new subsections (x) through (xvi) are hereby added to subsection 8(a) of the Agreement:

                          "(x)    Any governmental or regulatory authority
                 shall take any action, or any other event shall occur, which, in the reasonable judgment of Bank, would have a material adverse effect on the financial condition or business of Borrower; or








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                          (xi)    Any sale, transfer or other disposition of
                 all or a substantial or material part of the assets of Borrower shall occur (including, without limitation, to any trust or similar entity); or

                          (xii) Any final judgment(s) shall be entered against Borrows, or any involuntary Lien(s) of any kind or character shall attach to any assets or property of Borrower, any of which, in the judgment of Bank, will have a material adverse effect on the financial condition or business of Borrower; or

                          (xiii) Without the prior written consent of Bank, which consent shall not be unreasonably withheld, any change shall occur in the corporate or legal structure of Borrower; or

                          (xiv) Any Plan shall be terminated pursuant to ERISA, a trustee shall be appointed by the appropriate United State District Court to administer any Plan, the PBGC shall institute proceedings to terminate any Plan, or any Plan shall fail to satisfy the minimum funding standard for such Plan for a plan year as established by the Internal Revenue Code, as amended from time to time; or.

                          (xv) The Deed of Trust shall cease to be in full force and effect as a first lien upon the Property; or

                          (xvi) The occurrence of any "Event of Default" as defined in any note, credit agreement or other loan document evidencing credit extended by Bank to any Affiliate of Borrower, including without limitation Calnetics."

         8. CONDITIONS PRECEDENT. Bank's agreement to the terms and conditions of this First Amendment is subject to the satisfaction of the following conditions precedent:

                 (a) The issuance by Commonwealth Title Insurance Company of CLTA endorsement nos. 110.5, each issued without exception, for attachment to Policy of Title Insurance No. 512352-95, issued December 11,1991, insuring the validity and priority of the Deed of Trust, as modified, subject only to such exceptions as have been approved by the Bank in writing;

                 (b) The recordation of the fully executed and acknowledged Modification of Deed of Trust in the Official Records of San Bernardino County, California;

                 (c) Borrower's execution and delivery to the Bank of a Hazardous Materials and Environmental Indemnity Agreement of or about even date herewith in form and substance satisfactory to the Bank covering the Property;

                 (d) Borrower shall have executed and delivered to Bank an application for amendment of the Letter of Credit in form and substance satisfactory to Bank and Trustee shall have accepted the amendment to the Letter of Credit issued by Bank;





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

                 (e) The Custody, Pledge and Security Agreement dated December l, 1991 originally executed by BOC, Borrower and Bankers Trust Company shall have been modified if and as required by Bank;

                 (f) Borrower's reimbursement to the Bank of all of its costs and expenses in connection with the transactions evidenced hereby, including, without limitation, the costs of appraisals and environmental reports and the Bank's legal fees and expenses; provided that Borrower's reimbursement obligation shall not exceed $8,000; and

                 (g) No event of Default shall have occurred and no event shall have occurred which, with notice or passage of time or both, would constitute an Event of Default.

         9. NOTICES. Notices to Bank or Borrower under the Agreement shall be addressed (and the Agreement is hereby amended accordingly):

         If to Bank:                       Union Bank of California, N.A.
                                           3880 Lemon Street, Ste. 400
                                           Riverside, CA 92501
                                           Attn:  Robert Dalton
                                           FAX No. (909) 788-1416

         If to Borrower:                   Agricultural Products, Inc.
                                           5001 E. Philadelphia
                                           Ontario, CA 91761
                                           Attn: Lon Schultz
                                           FAX No. (909) 790-1889

         with a copy to:                   Calnetics Corporation
                                           20401 Prairie Street
                                           Chatsworth, CA 91311
                                           Attn:   Clinton G. Gerlach
                                           FAX No. (818) 886-9702

         10. GENERAL PROVISIONS. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. This First Amendment and the Agreement shall be read together as one document. Borrower hereby confirms all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein (as amended hereby). Further, Borrower certifies that, as of the date of this First Amendment, there exists no Event of Default as defined in the Agreement, as amended hereby, nor, to Borrower's knowledge, any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default. This First Amendment may he executed in counterparts.




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                                 Page 35 of 44

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to become effective as of the date and year first written above.

BORROWER:                             AGRICULTURAL PRODUCTS, INC.
                                      a California corporation

                                      By:    /s/Lon Schultz
                                         -------------------------
                                             Its:  President
                                         -------------------------

BANK:                                 UNION BANK OF CALIFORNIA, N.A.

                                      By:    /s/Robert Dalton
                                         -------------------------
                                              Its:  Vice President
                                         -------------------------















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